Marketing Agreement

This agreement, hereafter referred to as the "AGREEMENT" is entered into this the 2nd day of January 1999, between Northland Supply Company, hereafter referred to as "NORTHLAND" and Big Iron Rental, here after referred to as "BIG IRON". This AGREEMENT SHALL BE FOR A PERIOD OF SEVEN YEARS FROM THE DATE OF EXECUTION. Furthermore, BIG IRON, Inc. at its sole discretion may renew this agreement for two consecutive seven year terms.

NORTHLAND, a Disabled Veterans Business Enterprise (DVBE), hereby enters into an exclusive marketing, supply and advisory agreement with BIG IRON, Inc. Furthermore, Northland agrees to maintain its DVBE certification within the State of California and shall apply within 30 days from the institution of the National Program which shall be instituted in 2000.

BIG IRON, hereby agrees to provide NORTHLAND with rental equipment and supplies to meet the obligations Northland enters into with its customers under the DVBE program. Furthermore, BIG IRON agrees to provide these supplies and services within a reasonable time and cost acceptable within the rental and supply industry.

For providing these supplies and services, NORTHLAND hereby agrees to pay BIG IRON the following:

     95% of the gross rental revenue BIG IRON initiates for NORTHLAND shall be paid to BIG IRON

     90% of the gross profit on supplies orders BIG IRON initiates for NORTHLAND shall be paid to BIG IRON

     BIG IRON shall provide consulting services to NORTHLAND at $250 per hour or as otherwise agreed upon.

This AGREEMENT shall be governed under the laws of The State of California. If any portion of this AGREEMENT is found not to be in compliance with the laws of The State of California, the remaining portions shall remain in effect and binding. This represents the entire AGREEMENT, any changes or notifications must be agreed upon in writing by both parties.


/s/ Denzil Harvey                      /s/ Al Harvey
-------------------                    -----------------
Denzil Harvey                          Al Harvey
Owner                                  President & CEO
Northland Rental & Supply              Big Iron Rental
January 2, 1999                        January 2, 1999